UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE OMMISSION	OMB Number: 3235-00595
Washington, D.C. 20549	Expires: February 28, 2006
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to Rule §240.14a-12

TranSwitch Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 19, 2005

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of TranSwitch Corporation, a Delaware corporation (the “Corporation”), will be held on Thursday, May 19, 2005, at 10:00 A.M., local time, at the Shelton Courtyard by Marriott, 780 Bridgeport Avenue, Shelton, Connecticut 06484 for the following purposes:

1.	To elect seven directors to the Corporation’s Board of Directors to serve until the next Annual Meeting of Stockholders; and

2.	To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation that will allow the Corporation’s Board of Directors to effect a Reverse Split (the “Reverse Split”) of the Corporation’s Common Stock, $.001 par value per share, and to grant the Corporation’s Board of Directors the authority, in its sole discretion, (i) to set the ratio for the Reverse Split within the range of one-for-two up to one-for-twenty, or (ii) to not complete the Reverse Split. A proposal substantially identical to this proposal was adopted by vote of the Corporation’s stockholders at the Corporation’s 2003 Annual Meeting of Stockholders; however, the Board of Directors did not implement a Reverse Split during the time period covered by the 2003 proposal.

3.	To approve an amendment to the Corporation’s Third Amended and Restated 1995 Stock Plan to extend the term of the Plan for an additional five-year period.

4.	To approve the Corporation’s 2005 Employee Stock Purchase Plan.

5.	To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement that is attached to and made a part of this Notice.

The Board of Directors has fixed the close of business on March 21, 2005 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Michael C. McCoy
Secretary

Shelton, Connecticut
April 13, 2005

Three Enterprise Drive
Shelton, Connecticut 06484

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Corporation’s Board of Directors of proxies for use in voting at the Annual Meeting of Stockholders to be held on Thursday, May 19, 2005, at 10:00 A.M., local time, at the Shelton Courtyard by Marriott 780 Bridgeport Avenue, Shelton, CT 06484, or at any continuation or adjournments thereof.

This Proxy Statement, the enclosed proxy card and the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 are being mailed and made available electronically to stockholders entitled to vote at the Annual Meeting on or about April 13, 2005.

Revocability of Proxies

The execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) voting in person at the Annual Meeting. Deliveries to the Corporation should be sent to its principal executive office, addressed to Mr. Michael McCoy, Corporate Secretary, TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484.

Record Date; Voting Securities

The Board of Directors has fixed the close of business on March 21, 2005 as the Record Date. Only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournments thereof. As of the Record Date, 103,498,761 shares of Common Stock, $.001 par value per share, of the Corporation were issued, outstanding and held of record by 569 stockholders.

Voting and Solicitation

On each proposal submitted to a vote at the Annual Meeting, each stockholder is entitled to cast one vote for each share of Common Stock held as of the record date. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

The persons named as attorneys in the proxies, Dr. Santanu Das and Mr. Peter J. Tallian, were selected by the Board of Directors and are directors and/or named executive officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by them, or one of them if both are not available, as stated below. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided thereon.

At the Annual Meeting, the stockholders will consider and vote on proposals to: (1) elect the nominated directors (the “Nominees”); (2) approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) that will allow the Corporation’s Board of Directors to effect a reverse split (the “Reverse Split”) of the Corporation’s Common Stock, $.001 par value per share (the “Common Stock”), and to grant the Corporation’s Board of Directors the authority, in its sole discretion, (a) to set the ratio for the Reverse Split within the range of one-for-two up to one-for-twenty, or (b) not to complete the Reverse Split; (3) approve an amendment to the Corporation’s Third Amended and Restated 1995 Stock Plan to extend the term of the Plan for an additional five years; (4) approve the Corporation’s 2005 Employee Stock Purchase Plan; and (5) to transact such other business as may properly come before the meeting and any continuations or adjournments thereof, as further described in this Proxy Statement.

Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR any such proposal if no specification is indicated.

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares of Common Stock for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. In the election of directors, the seven Nominees receiving the highest number of affirmative votes of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting shall be elected as directors. For proposal (2), the approval of the Charter Amendment to allow the Board of Directors to effect the Reverse Split, the affirmative vote of a majority of the outstanding shares of Common Stock, voting in person or represented by proxy is required for approval. For all other matters being submitted to stockholders of this Annual Meeting, the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, and voting on that matter is required for approval. Shares of Common Stock represented by properly completed proxies that have not been revoked will be voted at the Annual Meeting. For purposes of qualifying as a properly completed proxy, the proxy has to be received, properly marked, dated and signed, or it has to be submitted via the Internet or by telephone by following the instructions on the proxy card. An automated system administered by ADP Investor Communication Services (“ADP”) tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Shares of Common Stock voted to abstain, because they are not affirmative votes for the matter, will have the same effect as votes against the matter. Shares of Common Stock subject to broker “non-votes” are not considered to have been voted for the particular matter and (a) regarding the Charter Amendment proposal, are considered votes against the matter, and (b) regarding all other matters have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of Common Stock from which the majority is calculated.

Internet and Telephone Voting

For shares of common stock that are beneficially owned and held in “street name” through a broker or other nominee, stockholders have the opportunity to vote via the Internet or by telephone by utilizing a program provided through ADP. Votes submitted electronically via the Internet or by telephone through this program must be received by 11:59 p.m., Eastern Daylight Time, on May 18, 2005. The giving of such a proxy will not affect the right to vote in person, should the stockholder decide to attend the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Costs of Proxy Solicitation

The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. The Corporation has retained Georgeson Shareholder to assist in the solicitation of proxies, and will pay this company a fee of approximately $9,500 plus expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Corporation, the Board of Directors has nominated seven persons for election as directors of the Corporation at the Annual Meeting (the “Nominees”). All of the Nominees are currently members of the Corporation’s Board of Directors.

The directors of the Corporation are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until the earlier of their death, resignation or removal. Shares of Common Stock represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual Nominee or for all Nominees will be voted (unless one or more Nominees are unwilling or unable to serve) FOR the election of the Nominees. The Board of Directors knows of no reason why any Nominee should be unwilling or unable to serve, but if such should be the case, proxies will be voted for the election of another person or the Board of Directors may vote to fix the number of directors at a lesser number. A plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors.

The following table sets forth the current directors of the Corporation and the Nominees for director to be elected at the Annual Meeting, their ages as of March 21, 2005 and the positions currently held by each such person with the Corporation.

				Committee Participation
Name	Age	Year Appointed	Position	Compensation	Nominating and Corporate Governance	Audit and Finance
Dr. Santanu Das	60	1988	Chairman, CEO and President
Mr. Alfred F. Boschulte	62	1998	Director	X	C
Dr. Hagen Hultzsch	64	2001	Director			X
Mr. Gerald F. Montry	66	2000	Director	X		C
Mr. James M. Pagos	57	1999	Director		X	X
Dr. Albert E. Paladino	72	1988	Director	C	X
Mr. Erik H. van der Kaay	64	1997	Director	X	X	X

(X)	Member of Committee
(C)	Chairman of Committee

There are no family relationships among any of the directors or named executive officers of the Corporation.

Dr. Santanu Das, a founder of the Corporation, has been President, Chief Executive Officer and a director of the Corporation since its inception in 1988 and its Chairman since May 1997. Prior to joining the Corporation, Dr. Das held various positions, including President, with Spectrum Digital Corporation, where he worked from 1986 through 1988. Prior to joining Spectrum Digital Corporation, he held various positions, including Director of the Applied Technology Division of ITT Corporation’s Advanced Technology Center.

Mr. Alfred F. Boschulte became a director of the Corporation in December 1998. Mr. Boschulte has over 30 years of experience in the telecommunications industry and since September 2003, he has served as the Chairman and Chief Executive Officer of Advanced Generation Telecom Group, a wireless and telecommunications consulting service. Since July 2001, Mr. Boschulte has been the Managing Director of Comstellar Technologies, a developer of next generation communications hardware and software, and owner of Sky Optix Corporation. From August of 2001, Mr. Boschulte has been Chairman and Chief Operating Officer of Wireless Access, LLC, a wireless access broadband internet service. Mr. Boschulte served as the Chairman of DETECON, Inc., a telecommunications consulting business, for which he was also President and Chief Executive Officer from January 1999 to September 2002. From September 1998 to December 2000, Mr. Boschulte served as the Chairman of Independent Wireless One, Inc., a PCS service provider. Mr. Boschulte also served as the Chief Executive Officer of Independent Wireless One, Inc. from September 1998 to October 1999. From January 1996 through December 1997, he served as Managing Director of Exelcomindo, a national cellular service in Indonesia. From December 1994 through December 1995, Mr. Boschulte served as President of Tomcom, L.P., a wireless services corporation, and from November 1990 through December 1994, he served as President and Chairman of Nynex Mobile Communications, a cellular telecommunications corporation.

Dr. Hagen Hultzsch became a director of the Corporation in August 2001 and has more than 35 years of management experience in the technology sector. In December 2001, he retired as Chairman of the Supervisory Board of T-Venture Holding in Bonn, Germany. From 1993 to 2001, Dr. Hultzsch served as a member of the Board of Management of Deutsche Telekom, responsible for Research and Development, Information Management & Systems, and Process & Quality Management. Prior to joining Deutsche Telekom, Dr. Hultzsch held executive positions at Volkswagen Group, Electronic Data Systems and Gesellschaft fuer Schwerionenforschung, a large German research organization in Darmstadt, Germany. Dr. Hultzsch also served as an Assistant Professor at Mainz University, including a fellowship at IBM’s Thomas J. Watson Research Center, Yorktown Heights, New York. Dr. Hultzsch also currently serves as a Director of SCM Microsystems Inc.,Voice.Trust AG, RIT, Radware, and ICANN. Dr. Hultzsch is Chairman of the Board of TSI-SFR, VoiceObjects AG, XTraMind Technologies GmbH and InSynCo AG.

Mr. Gerald F. Montry became a director of the Corporation in May 2000. Since 1998 Mr. Montry has been the Managing Partner of Mont Reuil & Co., a private investment firm. Mr. Montry serves as Chairman of the Board of Directors of Intervoice Corporation, a developer of voice recognition and speech automation applications. From 1986 through its acquisition by Alcatel in 1998, Mr. Montry served as Senior Vice President and Chief Financial Officer of DSC Communications Corporation, a telecommunications equipment provider. He also served as a member of the Board of Directors. Prior to his tenure at DSC, Mr. Montry held management positions within the Aerospace, Defense and Computer industries.

Mr. James M. Pagos became a director of the Corporation in April 1999. In August 2003, Mr. Pagos became the Chief Executive Officer of Vibrant Solutions, a provider of cost and revenue management software and services. From May 2001 to August 2003, Mr. Pagos was the Chief Executive Officer of P TEK, LLC, a consulting and investment company. From November 1999 to April 2001, Mr. Pagos was the President and Chief Executive Officer of Vectant, Inc., a global infrastructure and data network services corporation. From 1972 to 1999, Mr. Pagos was employed by AT&T Corporation, a telecommunications corporation, where he most recently served as Chief Operating Officer of AT&T Solutions, the managed services division of AT&T. He also served as Vice President of AT&T Global Services from 1994 until June 1998 and began his telecommunications career in 1972 with New England Telephone.

Dr. Albert E. Paladino became a director of the Corporation in December 1988. In 2002, Dr. Paladino was elected Chairman of the Board of Directors of RF Micro Devices, Inc., a manufacturer of radio frequency components for wireless communications. He has served as a Director of the Company since 1992. He serves as a Director of Paladino and Company, an international green building consulting firm. Dr. Paladino was Chairman of the Board of Directors of Telaxis Communications, a manufacturer of broadband wireless equipment for network access applications, until its acquisition by WDI Wireless, Inc., in 2003. He was a managing partner of Advanced Technology Ventures, a venture capital investment partnership, from 1981 through December 1998, and now is a private investor. He currently serves on the Board of Advisors of three venture capital firms. Prior to joining Advanced Technology Ventures, Dr. Paladino held senior management positions with Raytheon Corporation, GTE Laboratories, the National Institute of Standards and Technology and the Congressional Office of Technology Assessment.

Mr. Erik H. van der Kaay became a director of the Corporation in September 1997. He has also been a member of the Board of Directors of RF Micro Devices, Inc. since 1996, of COMARCO Inc. since 2001, and Ball Corporation since 2003. From 1998 to 2002, he was President and Chief Executive Officer of Datum, Inc., which manufactures time and frequency products used in telecommunications and other fields. In May 2002, Datum, Inc. merged with Symmetricom, Inc. and Mr. van der Kaay became the Chairman of the Board of Symmetricom, Inc. Mr. van der Kaay was employed with Allen Telecom, Inc., a telecommunications corporation from 1990 through 1998, and last served as its Executive Vice President. Prior to joining Allen Telecom, he was President and Chief Executive Officer of Telaxis Communications Corporation, a manufacturer of broadband wireless equipment for Network Access Applications.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION
OF THE NOMINEES AS DIRECTORS OF THE CORPORATION

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. Montry, van der Kaay, Pagos, Hultzsch, Paladino and Boschulte has no relationship with the Corporation other than service on the Board of Directors and is independent within the meaning of the Corporation’s director independence standards and the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors has no relationship with the Corporation other than service on the Board of Directors and is independent within the meaning of the Corporation’s and Nasdaq’s director independence standards.

The business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board of Directors met six times in person, one time via teleconference and acted by written consent one time during the fiscal year ended December 31, 2004. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees on which he serves. During 2004, the Board of Directors held executive sessions on a regular basis, that excluded the Chairman, Chief Executive Officer and President, who is a member of management and is not independent.

Any holder of the Corporation’s securities that wishes to communicate directly with an individual member of the Board of Directors or the Board as a whole may do so by sending such communication to the director or directors at TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484. For more information regarding Security Holder—Board Communications please see the Policy Governing Director Nominations and Security Holder—Board Communications at the Investor Relations section of the Corporation’s website http://www.transwitch.com.

Audit and Finance Committee

The Audit and Finance Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, currently consisting of Messrs. Gerald F. Montry (Chairman), Erik H. van der Kaay, James M. Pagos, and Dr. Hagen Hultzsch, oversees the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. The Audit and Finance Committee assists the Board of Directors in fulfilling its responsibilities by reviewing with the Corporation’s independent auditors the scope and timing of their audit services and any other services the independent auditors are asked to perform and the independent auditor’s report on the Corporation’s consolidated financial statements following completion of their audit The Audit and Finance Committee also (i) oversees the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Corporation, (ii) serves as the Qualified Legal Compliance Committee of the Company in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated by the SEC thereunder, (iii) recommends, establishes and monitors procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (iv) engages advisors as necessary, and (vi) determines the funding from the Company that is necessary or appropriate to carry out the Audit and Finance Committee’s duties. The Audit and Finance Committee met fifteen times during the fiscal year ended December 31, 2004.

The Audit and Finance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

Compensation Committee

The Compensation Committee of the Board of Directors, currently consisting of Dr. Albert E. Paladino (Chairman), Messrs. Alfred F. Boschulte, Erik H. van der Kaay and Gerald F. Montry, reviews and evaluates the compensation and benefits of all officers of the Corporation, reviews general policy matters relating to compensation and benefits of employees of the Corporation and administers the Corporation’s Third Amended and Restated 1995 Stock Plan, 1995 Non-Employee Director Stock Option Plan, and the 2000 Stock Option Plan, and, until its termination in 2004, the 1995 Employee Stock Purchase Plan. The Compensation Committee will administer the 2005 Employee Stock Purchase Plan, if approved by the stockholders at the 2005 Annual Meeting. The Compensation Committee met eight times during the fiscal year ended December 31, 2004.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors, currently consisting of Messrs. Alfred F. Boschulte (Chairman), James M. Pagos, Erik H. van der Kaay and Dr. Albert E. Paladino, is responsible for (i) reviewing and making recommendations to the Board of Directors regarding the Board of Directors’ composition and structure, (ii) establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors; and (iii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure the Board of Directors’ compliance with its fiduciary duties to the Corporation and its stockholders. The Nominating and Corporate Governance Committee met once during the fiscal year ended December 31, 2004. The Nominating and Corporate Governance Committee will consider nominations for directors from the stockholders delivered pursuant to the Policy Governing Director Nominations and Security Holder—Board Communications which is available on the Corporation’s website. The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, and, for incumbent directors, his or her past performance.

Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to the Nominating and Corporate Governance Committee c/o Mr. Michael McCoy, Corporate Secretary, TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and the Policy Governing Director Nominations and Security Holder-Board Communications.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com. The policies regarding shareholder nomination of directors can also be found at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

For more information regarding the governance of our Corporation, you are invited to access the Investor Relations section of our website available at http://www.transwitch.com.

Compensation of Directors

Directors who are not employees of the Corporation receive an annual retainer of $20,000, payable quarterly. In addition, each Director receives an additional annual retainer of $10,000, paid quarterly, for participation on committees. The Audit Committee Chair receives an additional annual retainer of $5,000, paid quarterly during 2004. No employee of the Corporation receives separate compensation for services rendered as a director. All directors are reimbursed for expenses in connection with attending Board and committee meetings.

Each non-employee director of the Corporation has also been entitled to participate in the Corporation’s 1995 Non-Employee Director Stock Option Plan, which terminates April 11, 2005. Each new director is granted an option for 37,500 shares of Common Stock upon joining the Board, valued at the closing price on the date of such grant. One-third of such options vest immediately, one-third of such options vest after the first year of service and the remaining one-third of such options vest after two years of service. Each director is granted an option for 28,800 shares of Common Stock annually following the Annual Stockholders Meeting, valued at that day’s closing price. These options are one hundred percent (100%) vested after one year of service. The non-employee directors can also participate in the Corporation’s Third Amended and Restated 1995 Stock Plan. The Compensation Committee anticipates recommending the grant of options to non-employee directors pursuant to the 1995 Stock Plan in amounts equal to the options granted previously under the 1995 Non-Director Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

Dr. Albert E. Paladino and Messrs. Alfred F. Boschulte, Erik H. van der Kaay, and Gerald F. Montry comprised the Compensation Committee for fiscal year ended December 31, 2004. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Corporation served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation. Nor did any executive officer of the Corporation serve as a director of another entity, one of whose executive officers serve on the Compensation Committee of the Corporation.

Code of Business Conduct and Ethics

The Board of Directors has revised and adopted a Code of Business Conduct and Ethics (the “Code”) for all employees, officers and directors. The Code meets the requirements of regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. We require all employees to adhere to the Code of Conduct in addressing the legal and ethical issues encountered in conducting their work. The Code of Business Conduct and Ethics requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Corporation’s best interest. In support of the Code, the Corporation has provided its employees with numerous avenues for the reporting of ethics violations or other similar concerns, including employee reports and an anonymous telephone hotline. The Nominating and Corporate Governance Committee monitors the implementation and enforcement of the Code.

A current copy of the Code is available at the Investor Relations section of the Corporation’s website. A copy of the Code may also be obtained, free of charge, from the Corporation upon a request directed to: TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484, Attention: Investor Relations. The Corporation intends to disclose amendments to or waivers from a provision of the Code, by posting such information on its website available at http://www.transwitch.com.

PROPOSAL NO. 2

REVERSE SPLIT

Introduction

The Board of Directors has determined that it is advisable and in the best interests of the Corporation’s stockholders to be granted the authority to effect a Reverse Split of the outstanding Common Stock. The Board of Directors has unanimously approved the presentation to stockholders of a proposal to amend the Corporation’s Amended and Restated Certificate of Incorporation to allow the Board of Directors to effect a Reverse Split of its Common Stock on the terms described in this Proxy Statement. A proposal substantially identical to this proposal was adopted by vote of the Corporation’s stockholders at the Corporation’s 2003 Annual Meeting of Stockholders; however, the Board of Directors did not implement a Reverse Split during the time period covered by the 2003 proposal. Given the time and expense associated with convening a special meeting of stockholders, which would be required to consider this issue at a later time, the Board of Directors has determined that it is most efficient and in the best interests of the Corporation’s stockholders to seek approval and authorization of a Reverse Split at the Annual Meeting. If this proposal is approved by the Corporation’s stockholders at the Annual Meeting or at an adjournment thereof, the Board of Directors would then have the discretion to implement a Reverse Split, or not to implement a reverse split, within the parameters of the authority granted at the Annual Meeting, at any time on or prior to the date of the Corporation’s annual meeting of stockholders to be held in 2006, without seeking further approval or authorization of the Corporation’s stockholders.

The amendment approved by the Board of Directors does not specify the ratio for the Reverse Split but rather approves a range for a Reverse Split of between one-for-two and one-for-twenty (the “Reverse Split”). As such, in asking the stockholders to approve the Reverse Split, the Board of Directors is also asking the stockholders to grant to them the authority to set the ratio for the Reverse Split. Based on the current market price of the Corporation’s Common Stock, the Reverse Split would be implemented at a ratio of no less than one-for-three. However, an increase in the Corporation’s stock price before the Reverse Split is implemented could cause the Board of Directors to consider a Reverse Split at one-for-two.

If the stockholders approve Proposal No. 2 relating to the Reverse Split at the Annual Meeting, the Board of Directors will be authorized, in its sole discretion, to implement the Reverse Split at any time on or prior to the date of the Corporation’s annual meeting of stockholders to be held in 2006, or to abandon the Reverse Split. The Board of Directors will set the ratio for the Reverse Split or abandon the Reverse Split as it determines is advisable considering relevant market conditions at the time of the Reverse Split. The Board of

Directors believes that approval of this discretion, rather than approval of an immediate stock split of a specified ratio, provides the Board of Directors with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Corporation and its stockholders. In setting the ratio for the Reverse Split, the intention of the Board of Directors is to increase the stock price sufficiently above the $1.00 minimum bid price required for continued listing on the Nasdaq National Market so that the Corporation would not again be faced with delisting for failure to meet the minimum bid price absent a significant percentage decline in its stock price.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of the Corporation’s Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on the Corporation’s stockholders since each stockholder would hold the same percentage of Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described below). The Reverse Split would not affect the relative voting and other rights that accompany the shares of Common Stock.

Upon the implementation of the Reverse Split, the number of shares of the Corporation’s Common Stock available for issuance will increase significantly because the Corporation is not asking its stockholders to authorize the reduction of the number of shares of authorized stock. The table below shows the number of shares that would be (a) issued and outstanding, (b) authorized and reserved for issuance (representing outstanding and available stock options and an assumed amount of shares issuable upon conversion of the Corporation’s 5.45% Convertible Plus Cash Notes due 2007 but not including shares reserved for the Corporation’s 4 -1/2% Convertible Notes due 2005 which are highly unlikely to be issued upon conversion) and (c) authorized but unreserved for issuance upon the implementation of the Reverse Split at each ratio from one-for-two to one-for-twenty based on the Corporation’s capitalization as of December 31, 2004.

	(A) Shares Issued and Outstanding	(B) Shares Authorized and Reserved for Issuance	(C) Shares Authorized but Unreserved	Total Authorized
As of December 31, 2004	103,470,549	45,479,593	151,049,858	300,000,000
If 1-for-2 Stock Split Enacted	51,735,275	22,739,797	225,524,929	300,000,000
If 1-for-3 Stock Split Enacted	34,490,183	15,159,864	250,349,953	300,000,000
If 1-for-4 Stock Split Enacted	25,867,637	11,369,898	262,762,465	300,000,000
If 1-for-5 Stock Split Enacted	20,694,110	9,095,919	270,209,972	300,000,000
If 1-for-6 Stock Split Enacted	17,245,092	7,579,932	275,174,976	300,000,000
If 1-for-7 Stock Split Enacted	14,781,507	6,497,085	278,721,408	300,000,000
If 1-for-8 Stock Split Enacted	12,933,819	5,684,949	281,381,232	300,000,000
If 1-for-9 Stock Split Enacted	11,496,728	5,053,288	283,449,984	300,000,000
If 1-for-10 Stock Split Enacted	10,347,055	4,547,959	285,104,986	300,000,000
If 1-for-11 Stock Split Enacted	9,406,414	4,134,508	286,459,078	300,000,000
If 1-for-12 Stock Split Enacted	8,622,546	3,789,966	287,587,488	300,000,000
If 1-for-13 Stock Split Enacted	7,959,273	3,498,430	288,542,297	300,000,000
If 1-for-14 Stock Split Enacted	7,390,754	3,248,542	289,360,704	300,000,000
If 1-for-15 Stock Split Enacted	6,898,037	3,031,973	290,069,991	300,000,000
If 1-for-16 Stock Split Enacted	6,466,909	2,842,475	290,690,616	300,000,000
If 1-for-17 Stock Split Enacted	6,086,503	2,675,270	291,238,227	300,000,000
If 1-for-18 Stock Split Enacted	5,748,364	2,526,644	291,724,992	300,000,000
If 1-for-19 Stock Split Enacted	5,445,818	2,393,663	292,160,519	300,000,000
If 1-for-20 Stock Split Enacted	5,173,527	2,273,980	292,552,493	300,000,000

Although the Reverse Split will not have any dilutive effect on the Corporation’s stockholders, the proportion of shares owned by the Corporation’s stockholders relative to the number of shares authorized for issuance at December 31, 2004 will decrease.

Our Board of Directors may, from time to time, deem it to be in the best interests of the Corporation and its stockholders to enter into transactions and other ventures that may include the issuance of shares of the Corporation’s Common Stock. The Corporation has registered, with the U.S. Securities and Exchange Commission, for the potential issuance of up to $60,000,000 of the Corporation’s securities, including Common Stock or other securities convertible into or exchangeable or exercisable for common stock. The Board of Directors would seek approval of the stockholders, in connection with any proposed issuance, if required at that time. The Reverse Split is not part of any plan or proposal to take the Corporation private. Rather, the Reverse Split is intended to enable the Corporation to remain public and its securities to remain tradable on the Nasdaq National Market or the Nasdaq SmallCap Market.

The Charter Amendment to be filed with the Secretary of State of Delaware will be substantially in the form attached to this Proxy Statement as Appendix A, and Appendix B, with such changes and modifications as may be required by the Secretary of State of the State of Delaware or deemed advisable and in the best interests of the Corporation’s stockholders by the Board of Directors, including the insertion of the effective time, Effective Date, as defined below, number of authorized shares and the Reverse Split ratio selected by the Board of Directors. The Reverse Split will become effective upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware or at such later date as may be set forth in the Certificate of Amendment.

Background of the Reverse Split

The closing price for the Corporation’s Common Stock in the period from March 21, 2004 to March 21, 2005 has ranged from a high of $3.14 to a low of $1.01 The closing price on March 21, 2005 was $1.22.

Both the Nasdaq National Market, on which the Corporation’s Common Stock is listed, and the Nasdaq SmallCap Market have certain requirements for continued listing thereon. Failure to meet the listing requirements of the Nasdaq National Market and the Nasdaq SmallCap Market would result in delisting of the Corporation’s Common Stock from trading on one or both markets, subject to notice and cure periods provided by Nasdaq rules.

The requirements for continued listing on the Nasdaq National Market are listed below:

•	either (a) stockholders’ equity of $10,000,000, (b) total assets and total revenues each of $50,000,000, or (c) market capitalization of $50,000,000;

•	a public float of 1,100,000 shares (750,000 shares if meeting the stockholders’ equity test above);

•	a market value of public float of $15,000,000 ($5,000,000 if meeting the stockholders’ equity test above);

•	a minimum bid price of $1.00 per share;

•	at least four market makers (two if meeting the stockholders’ equity test above);

•	at least 400 round lot stockholders; and

•	compliance with Nasdaq corporate governance rules.

The requirements for continued listing on The Nasdaq SmallCap Market are listed below:

•	either (a) stockholders’ equity of $2,500,000, (b) net income in the most recently completed fiscal year or in two of the last three years of $500,000, or (c) market capitalization of $35,000,000;

•	a public float of 500,000 shares;

•	a market value of public float of $1,000,000;

•	a minimum bid price of $1.00 per share;

•	at least two market makers;

•	at least 300 round lot stockholders; and

•	compliance with Nasdaq corporate governance rules.

The Board of Directors believes that it is in the best interest of the Corporation and its stockholders to approve the proposal relating to the Reverse Split at this time to give the Board of Directors the flexibility to implement a Reverse Split intended to increase the Corporation’s bid price. Although the Board of Directors believes that the Corporation satisfies the maintenance criteria of both the Nasdaq National Market, on which its Common Stock is currently listed, and the Nasdaq SmallCap Market, if the bid price for the Corporation’s Common Stock were to fall below $1.00 for 30 consecutive trading days, the Corporation could face delisting if the Corporation failed to regain compliance with the bid price criteria within applicable cure periods. After giving effect to the Reverse Split, the Corporation anticipates that it will comply with the requirements for continued listing on the Nasdaq National Market and the Nasdaq SmallCap Market, although the Corporation cannot assure its stockholders that it will be in compliance (except for bid price) as of the time of the Reverse Split or will remain in compliance after giving effect to the Reverse Split.

Reasons for the Reverse Split

The Board of Directors is proposing authority to implement a Reverse Split to enable the Corporation, if required, to seek to increase the market price per share of its Common Stock in an effort to meet the continued listing requirements of the Nasdaq National Market or the Nasdaq SmallCap Market. The Board of Directors also believes that an increased per share price of the Corporation’s Common Stock that is expected to result from a Reverse Split may increase the attractiveness of its Common Stock to prospective investors and the financial community.

In reaching its decision to seek and recommend authority to implement a Reverse Split, the Board of Directors considered, among many other factors, the consequences of the Corporation’s Common Stock being delisted. If the Corporation’s Common Stock were delisted, the stock would then be eligible for quotation on the Over-The-Counter (“OTC”) Bulletin Board maintained by Nasdaq, another over-the-counter quotation system or the “pink sheets”. If that occurs, the liquidity and marketability of shares of our Common Stock would decrease. As a result, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Corporation’s Common Stock. In addition, if the Corporation’s Common Stock is delisted and the trading price of the Common Stock continues to be less than $1.00 per share, trading in the Corporation’s Common Stock would be subject to certain rules under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” involving persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in the Corporation’s Common Stock, which may further affect the liquidity of the Common Stock. For the above reasons, the Corporation believes that current and prospective investors will view an investment in its Common Stock more favorably if the shares are listed on the Nasdaq National Market or the Nasdaq SmallCap Market than if the Common Stock trades on the OTC Bulletin Board. In addition, the Corporation also believes that prospective and actual customers, partners and employees will view being listed on the Nasdaq National Market or the Nasdaq SmallCap Market more favorably.

The Board of Directors believes that the Reverse Split and anticipated increase in the per share price of the Corporation’s Common Stock should also enhance the acceptability and marketability of the Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the Corporation’s Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the Corporation’s Common Stock.

Although the Board of Directors believes that a Reverse Split may be in the best interests of the Corporation and its stockholders, if implemented, the Reverse Split may result in some stockholders owning

“odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per share basis, than the cost of transactions in even multiples of 100 shares. In addition, a Reverse Split will make it more difficult for us to meet other requirements for continued listing on the Nasdaq National Market or the Nasdaq SmallCap Market relating to the minimum number of shares that must be in the public float and the minimum number of round lot holders.

The Corporation cannot assure you that the Reverse Split will have any of the desired consequences described above.

Required vote for the Reverse Split

The affirmative vote of a majority of the outstanding shares of Common Stock, voting in person or represented by proxy, and entitled to vote on that matter is required for approval. Shares of Common Stock voted to abstain and shares of Common Stock subject to brokers “non-votes” have the practical effect of being votes against the matter.

Effecting the Reverse Split

If approved by stockholders at the Annual Meeting, the Charter amendment to implement a Reverse Split will be effected only upon the Board of Director’s determination that the Reverse Split is then in the best interests of the Corporation and the Corporation’s stockholders and its establishment of an appropriate ratio for the Reverse Split based on factors at the time. The Board of Directors will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Split on the market price of the Corporation’s Common Stock and on the Corporation’s compliance with the Nasdaq listing requirements, and the marketability and liquidity of its Common Stock. Although the Corporation currently expects to file the Charter Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split if Proposal No. 2 is approved by the stockholders at the Annual Meeting and the Board determines that the Reverse Split is in the best interests of the Corporation, the Board of Directors will determine the actual timing of this filing. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by the stockholders of the Corporation. The Reverse Split will be effective as of the Effective Date set forth in the Certificate of Amendment.

Upon the filing of the Certificate of Amendment, without further action on the part of the Corporation or the Corporation’s stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date would be converted into a lesser number of shares of Common Stock calculated in accordance with the terms of the amendment to our Amended and Restated Certificate of Incorporation (the “New Common Stock”) based on a reverse split ratio of between one-for-two and one-for-twenty. For example, if a stockholder presently holds 100 shares of Common Stock, he, she or it would hold 5 shares of Common Stock following a one-for-twenty reverse split. Stockholders who hold less than the full number of reverse split ratio shares, for example, less than 20 shares if the ratio were set at 1-for-20, would receive cash in lieu of fractional shares, as described below.

After the Effective Date, the Corporation’s Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify the Corporation’s equity securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described in “Effect on Registered Certificated Shares” below.

After the Effective Date, the Corporation will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. The Corporation’s Common Stock will continue to be reported on the Nasdaq National Market or the Nasdaq SmallCap Market, as the case may be, under the symbol “TXCC”, although it is likely that Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the Reverse Split has occurred.

After the Effective Date, outstanding shares of Common Stock will remain fully paid and non-assessable.

The Corporation will make all necessary filings with Nasdaq as required by Nasdaq Rule 10b-17.

No Fractional Shares

The Corporation would not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded down to the nearest whole share. Stockholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of the Corporation’s Common Stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of the Corporation’s Common Stock on the trading day immediately before the Effective Date.

Effect on the Corporation’s Employees and Directors

If you are an employee or director of the Corporation, the number of shares reserved for issuance under Corporation’s existing stock option and stock purchase plans will be reduced proportionately based on the Reverse Split ratio selected by the Board of Directors. In addition, the number of shares issuable upon the exercise of options will be decreased and the exercise price for such options will be increased based on the Reverse Split ratio selected by the Board of Directors.

Effect on Registered and Beneficial Stockholders

Upon a Reverse Split, the Corporation intends to treat stockholders holding the Corporation’s Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding the Corporation’s Common Stock in “street name”. However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, the Corporation encourages you to contact your nominee.

Effect on the Corporation’s 4-1/2% Convertible Notes due 2005 or 5.45% Convertible Plus Cash Notes due 2007

If you are a holder of the Corporation’s 4-1/2% Convertible Notes due 2005 or 5.45% Convertible Plus Cash Notes due 2007, the number of the Corporation’s common shares that each convertible note is converted into and the conversion price will be adjusted proportionately based on the Reverse Split ratio determined by the Board of Directors.

Effect on the Corporation’s Stock Options, Rights Plan and Par Value

The Reverse Split would reduce the number of shares of Common Stock available for issuance under the Corporation’s 1995 Third Amended and Restated Stock Plan (the “1995 Plan”), the Corporation’s 2000 Stock Option Plan (the “2000 Plan”) and the 2005 Employee Stock Purchase Plan (the “Purchase Plan”) (if adoption of the Purchase Plan is approved by the stockholders at this Annual Meeting) in proportion to the exchange ratio of the Reverse Split. The number of shares of Common Stock currently authorized for issuance but unissued at March 21, 2005 under the 1995 Plan, the 2000 Plan and the Purchase Plan is 2,625,840, 2,513,433 and 1,000,000 respectively (prior to giving effect to the Reverse Split).

The Corporation also has outstanding certain stock options to purchase shares of Common Stock. Under the terms of the outstanding stock options, the Reverse Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options in proportion to the exchange ratio of the Reverse Split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the Reverse Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options will be rounded down to the nearest whole share and no cash payment will be made in respect of such rounding. No fractional shares of Common Stock will be issued in connection with the proposed Reverse Split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Split will receive cash in lieu of the fractional share as explained more fully below.

The Corporation also has outstanding certain rights (the “Rights”) to purchase shares of Series A Junior Participating Preferred Stock (the “Series A Junior Preferred”). Under the terms of the Rights, the Reverse Split will effect an increase in the number of one one-thousandths of a share of Series A Junior Preferred purchasable upon exercise of such Rights and will effect a proportionate decrease in the aggregate number of Rights. In connection with the Reverse Split, the Board of Directors considered, deemed advisable and adopted a resolution approving a corresponding proposed amendments to the Certificate of Designation of Series A Junior Participating Preferred Stock of the Corporation (the “Certificate of Designation”). If the Reverse Split is implemented, the Certificate of Designation would be amended accordingly. The text of the form of amendments to the Certificate of Designation which would be filed with the Secretary of State of the State of Delaware is set forth in Appendix B to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Reverse Split. The par value of the Corporation’s Common Stock would remain at $.001 per share following the effective time of the Reverse Split, while the number of shares of Common Stock issued and outstanding would be reduced.

Effect on Registered “Book-entry” Stockholders

The Corporation’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the Corporation’s Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If you hold registered shares in a book-entry form, you do not need to take any action to receive your Reverse Split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to Reverse Split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Effective Date. By signing and cashing this check, you will represent that you owned the shares for which you received a cash payment. Such cash payment is subject to applicable United States federal income tax and state abandoned property laws. In addition, you will not be entitled to receive interest for the period of time between the Effective Date of the Reverse Split and the date you receive your payment.

Effect on Registered Certificated Shares

Some of the Corporation’s registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Corporation’s transfer agent, EquiServe Trust Company, N.A., (“Transfer Agent”) as soon as practicable after the Effective Date of the Reverse Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of the Corporation’s Common Stock (“Old Certificates”) to the Transfer Agent. In addition, the letter of transmittal will contain instructions for the surrender of Old Certificates to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificate(s) before you will be able to sell or transfer your stock.

Stockholders will then receive a New Certificate or Certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates evidencing shares of New Common Stock.

If an Old Certificate has a restrictive legend on the back of the Old Certificate, a New Certificate evidencing shares of New Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificate(s) (“Restricted Stock”).

Upon receipt of your Old Certificate(s) you may direct the Transfer Agent to issue the appropriate number of shares of New Common Stock electronically in book-entry form under the direct registration system. No new shares in book-entry form will be issued to you until you surrender your Old Certificate(s), together with the properly completed and executed letter of transmittal, to the Transfer Agent. Restricted Stock cannot be issued in book-entry form.

If you are entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “No Fractional Shares”.

At any time after receipt of your direct registration system statement, you may request a stock certificate representing your New Common Stock if you have not already done so.

All expenses of the exchange and book-entry form of certificates will be borne by the Corporation.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S). YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Effect on the Number of Outstanding Shares

If the Reverse Split is completed, the number of shares of the Corporation’s Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of the Corporation’s Common Stock owned by each stockholder will remain unchanged. Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described above). For example, a holder of 5% of the voting power of the outstanding shares of Common Stock prior to the effectiveness of the Reverse Split would continue to hold 5% of the voting power of the outstanding shares of Common Stock after the effectiveness of the Reverse Split.

The number of shares of Common Stock that may be purchased upon exercise of outstanding options, and other securities convertible into, or exercisable or exchangeable for, shares of the Corporation’s Common Stock, and the exercise or conversion prices for these securities, will be adjusted in accordance with their terms as of the Effective Date.

The Corporation’s Amended and Restated Certificate of Incorporation authorizes 1,000,000 shares of preferred stock, $.01 par value (the “Preferred Stock”). As of March 21, 2005, the Corporation does not have any Preferred Stock issued and outstanding and does not currently anticipate issuing any Preferred Stock. After the Effective Date, the number of shares of Preferred Stock authorized for issuance will not be converted into a lesser number of shares of Preferred Stock calculated in accordance with the terms of the Charter amendment based on the Reverse Split ratio selected by the Board of Directors.

Accounting Consequences

The par value of the Corporation’s Common Stock would remain unchanged at $.001 per share after the Reverse Split. However, the Common Stock as designated on the Corporation’s consolidated balance sheet would be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Split, and that the additional paid in capital as designated on the Corporation’s consolidated balance sheet would be increased by an amount equal to the amount by which the Common Stock was decreased. Additionally, net loss or income per share would increase proportionately as a result of the Reverse Split since there will be a lower number of shares outstanding. We do not anticipate that any other material accounting consequence would arise as a result of the Reverse Split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Corporation with another Corporation), the Reverse Split proposal is not being proposed in response to any effort of which we are aware to accumulate the Corporation’s shares of Common Stock or obtain control of the Corporation, nor is it part of a plan by management to recommend to the Board of Directors and stockholders a series of amendments to the Corporation’s Amended and Restated Certificate of Incorporation to effect or deter a change in control. Other than the Reverse Split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Corporation’s Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Corporation.

No Appraisal Rights

Under the General Corporation Law of the state of Delaware, the Corporation’s stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Consequences

The following is a summary of the material anticipated United States federal income tax consequences of the Reverse Split to stockholders of the Corporation. This summary is based on the United States federal income tax laws now in effect and as currently interpreted, and does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the United States federal income tax consequences to the Corporation’s stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, and does not address any consequences of the Reverse Split under any state, local, or foreign tax laws.

ACCORDINGLY, YOU ARE ENCOURAGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

The Corporation believes that, except with respect to cash payments for fractional shares, the Corporation’s stockholders who exchange their Common Stock solely for New Common Stock should generally recognize no gain or loss for United States federal income tax purposes. A stockholder’s aggregate tax basis in his or her shares of New Common Stock received should be the same as his or her aggregate tax basis in the Common Stock exchanged therefor. The holding period of the New Common Stock received by such stockholder should include the period during which the surrendered Common Stock was held, provided all such Common Stock was held as a capital asset at the Effective Date. Depending on certain facts and circumstances, a stockholder receiving cash in lieu of a fractional share may recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. Alternatively, in certain circumstances a stockholder receiving cash in lieu of a fractional share may be treated as having received a distribution from the Corporation that may be characterized as a dividend for United States federal income tax purposes.

The Corporation will not recognize any gain or loss as a result of the Reverse Split.

The Corporation’s beliefs regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which he or she resides.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Corporation’s Common Stock (the aggregate value of all the Corporation’s Common Stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Corporation’s Common Stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Corporation’s Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Corporation’s Common Stock outstanding before the Reverse Split. For example, based on the market price of the Corporation’s Common Stock on March 21, 2005 of $1.22 per share, if the Board of Directors decided to implement the Reverse Split and selects a Reverse Split ratio of one-for-ten, there can be no assurance that the post-split market price of the Corporation’s Common Stock would be $12.20 per share or greater. Accordingly, the total market capitalization of the Corporation’s Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Corporation’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Corporation’s Common Stock may not improve.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Corporation’s Common Stock may not necessarily improve.

A decline in the market price of the Corporation’s Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Corporation’s Common Stock could be adversely affected following such a Reverse Split.

If the Reverse Split is effected and the market price of the Corporation’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Corporation’s Common Stock will, however, also be based on the Corporation’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Corporation’s Common Stock.

If the Reverse Split is effected, there is no assurance that the Corporation will comply with the continued listing requirements of the Nasdaq National Market or the Nasdaq SmallCap Market, which may result in the Corporation’s stock being delisted from such Markets.

The Board of Directors believes that it is in the best interest of the Corporation and the Corporation’s stockholders to approve the proposal relating to the Reverse Split at this time to give the Board of Directors the flexibility to implement a Reverse Split intended to increase the Corporation’s minimum bid price. However, there are no assurances that after the Reverse Split is completed that the Corporation’s stock will maintain its reverse split adjusted price. Consequently, the Corporation’s stock price could decline below the required $1.00 minimum closing bid price and the Corporation would not be in compliance with the applicable Nasdaq National Market or the Nasdaq SmallCap Market requirements. Additionally, there are no assurances that the Corporation will continue to meet the remaining continued listing requirements of the Nasdaq National Market or the Nasdaq SmallCap Market after giving effect to the Reverse Split.

Interests of Directors and Executive Officers in Proposal No. 2.

The Corporation’s Directors and Executive Officers have no substantial interests, directly or indirectly, in the matters set forth in Proposal No. 2 except to the extent of their ownership of shares of the Corporation’s Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT THAT WILL ALLOW THE BOARD OF DIRECTORS TO EFFECT A REVERSE SPLIT (THE “REVERSE SPLIT”), AND GRANT TO THE BOARD OF DIRECTORS AUTHORITY, IN ITS SOLE DISCRETION, TO ESTABLISH THE RATIO FOR THE REVERSE SPLIT AT UP TO ONE-FOR-TWENTY, OR NOT TO COMPLETE THE REVERSE SPLIT.

PROPOSAL NO. 3

AMENDMENT TO THE
THIRD AMENDED AND RESTATED 1995 STOCK PLAN

At the Annual Meeting, the stockholders will be requested to consider and act upon a proposal to approve an amendment to the Corporation’s Third Amended and Restated 1995 Stock Plan (the “Stock Plan”) to amend the term of the Stock Plan to extend the date until which options and other stock rights under the Stock Plan may be granted to March 15, 2010. On March 17, 2005, the Board of Directors approved, subject to stockholder approval at the Annual Meeting, an amendment to the term of the Stock Plan to extend the date until which options may be granted to March 15, 2010.

The stockholders will be requested at the Annual Meeting to consider and act upon a proposal to approve the amendment. The Board of Directors believes that the Corporation’s ability to continue to attract and retain qualified employees is in large part dependent upon the Corporation’s ability to provide such employees long-term, equity-based incentives in the form of stock options as part of their compensation. Since 2001, cash merit increase programs have been limited as a result of the Corporation’s financial performance. As of March 21, 2005, 2,625,840 shares of Common Stock remained available for issuance under the Stock Plan. The Board of Directors believes that the remaining shares available for issuance under the Stock Plan are sufficient for such purposes, and that the approval of the amendment would allow for the continuation of the current equity compensation program for employees, directors and other service providers to the Corporation as contemplated in the Stock Plan. An affirmative majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment.

A summary of the Stock Plan is set forth below. The full text of the Stock Plan is attached to this Proxy Statement as Appendix C, with the proposed amendments shown in bold face.

The Stock Plan

The Stock Plan was adopted by the Board of Directors on April 11, 1995 and was approved by the Corporation’s stockholders on April 19, 1995. The Stock Plan has been amended and restated three times and was most recently amended by the Board of Directors on March 16, 2000, which amendment was approved by the stockholders on May 18, 2000. The Stock Plan currently provides for the issuance of a maximum of 31,400,000 shares of Common Stock pursuant to the grant to employees of Incentive Stock Options (“ISOs”) within the meaning of Section 422 of the Code and the grant of Non-Qualified Stock Options (the “NQSOs”), stock awards (“Awards”) or opportunities to make direct purchases of stock in the Corporation (“Purchases”) to employees, consultants, directors and executive officers of the Corporation. Of such amount, 11,495,363 shares have been issued upon the exercise of options during the life of the Stock Plan. As of the Record Date, 220 employees (including directors who are also employees of the Corporation and executive officers) and six non-employee directors are eligible to participate in the Stock Plan.

The Stock Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Stock Plan, the Compensation Committee has the authority to select the optionees and determine the terms of the options granted, including: (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option, (iv) the duration of the option and (v) the time, manner and form of payment upon exercise of an option. The Compensation Committee determines the exercise price per share for NQSOs, Awards and Purchases under the Stock Plan, so long as such exercise price is no less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Corporation may be organized. The Compensation Committee is not able to change the exercise price of stock options previously granted under the Plan on a discretionary basis without the approval of the holders of a majority of the Corporation’s Common Stock. As provided under the Plan, the number of shares of Common Stock underlying a stock option and the exercise price thereof will continue to adjust when the Corporation effects a stock split, stock dividend, merger or similar event. The exercise price per share for each ISO to be granted under the Stock Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. An option is not transferable by the option holder except by will or by the laws of descent and distribution or, in the case of a NQSO only, pursuant to a valid domestic relations order. Each option granted after the date of the Annual Meeting will expire on the date specified by the Compensation Committee, but not more than (i) seven years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Generally, no ISO may be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a maximum of 180 days after such termination.

On the Record Date, the market price, as reported by the Nasdaq National Market, of Common Stock, the class of stock underlying all options, awards and purchases subject to the Stock Plan was $1.22 per share. As of the Record Date, options to purchase 17,278,797 shares of Common Stock at a weighted average exercise price of $8.20 per share were outstanding under the Stock Plan.

The following table sets forth the number of shares underlying options granted to the named Executive Officers, all current directors who are not Executive Officers as a group, and all employees who are not executive officers as a group:

Name and Position	Number of Shares Underlying Options Granted Under the Stock Plan as of the Record Date
Santanu Das President, Chief Executive Officer and Chairman of the Board of Directors	3,607,705

Peter J. Tallian Senior Vice President, Chief Financial Officer and Treasurer	822,860

All current executive officers as a group (2 persons)	4,430,565

All current directors who are not executive officers
as a group (6 persons)	1,116,581

All employees who are not executive officers as a group	11,731,651

United States Federal Income Tax Consequences

The following discussion of United States federal income tax consequences of the issuance and exercise of options, Awards and Purchases granted under the Stock Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service, all of which are subject to change (perhaps with retroactive effect). It is not intended to be a complete discussion of all of the United States federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state, and local tax consequences that are not discussed herein.

Incentive Stock Options:  The following general rules will be applicable under current United States federal income tax law to ISOs granted under the Stock Plan:

1.  In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and the Corporation is not entitled to a federal income tax deduction upon either the grant or exercise of an ISO. However, under certain circumstances there may be alternative minimum tax, as described above.

2.  If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

3.  If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the requisite Holding Periods (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.  In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Corporation generally will be entitled to a corresponding deduction for federal income tax purposes, provided the Corporation reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

5.  The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain or loss.

6.  Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds 12 months.

7.  An optionee may be entitled to exercise an ISO by delivering shares of the Corporation’s Common Stock to the Corporation in payment of the exercise price, if the optionee’s ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

8.  In addition to the tax consequences described above, the exercise of ISOs may result in a further “alternative minimum tax” under the Code. The Code provides that an “alternative minimum tax” (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income,” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9.  Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Non-Qualified Options:  The following general rules are applicable under current federal income tax law to NQSOs to be granted under the Stock Plan.

1.  The optionee generally does not recognize any taxable income upon the grant of a NQSO, and the Corporation is not entitled to a federal income tax deduction by reason of such grant.

2.  The optionee generally will recognize ordinary compensation income at the time of exercise of the NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Corporation may be required to withhold income tax on this amount.

3.  When the optionee sells the shares acquired through the exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds 12 months, such gain or loss will be a long-term capital gain or loss.

4.  The Corporation generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee pursuant to the exercise of a NQSO, provided the Corporation reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

5.  An optionee may be entitled to exercise a NQSO by delivering shares of the Corporation’s Common Stock to the Corporation in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply.

6.  Special rules apply if the Common Stock acquired through the exercise of a NQSO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Awards and Purchases:  The following general rules are applicable under current federal income tax law to the grant of Awards and Purchases under the Stock Plan:

1.  Persons receiving Common Stock pursuant to an award of Common Stock (“Award”) or a grant of an opportunity to purchase Common Stock (“Purchase”) generally recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid.

2.  The Corporation generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss.

Special rules apply if the stock acquired pursuant to an Award or Purchase is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
AMENDMENT OF THE STOCK PLAN

PROPOSAL NO. 4

APPROVAL OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN

The stockholders will be requested at the Annual Meeting to consider and act upon a proposal to approve adoption of the Corporation’s 2005 Employee Stock Purchase Plan (the “Purchase Plan”) pursuant to which 1,000,000 shares of common stock will be available for issuance. The Purchase Plan was originally adopted by the Board of Directors on March 17, 2005, subject to stockholder approval at the Annual Meeting.

The Board of Directors believes that the Corporation’s ability to continue to attract and retain qualified employment candidates is in large part dependent upon the Corporation’s ability to provide such employment candidates with long-term, equity based incentives in the form of stock ownership in the Corporation’s common stock as part of each employee’s compensation. Pursuant to the terms of the Purchase Plan, which are more fully-described below, employees are allowed to purchase, if they choose to participate, the Corporation’s common stock through a payroll deduction plan in which up to five percent of their salary can be withheld during a six-month period. The amount of money withheld from their pay and accumulated over this six-month period is then used to purchase the Corporation’s common stock at a 15% discount based on the lower of the closing prices on the first or the last trading day during any six month period. Each employees’ participation in the Purchase Plan is voluntary and requires one year of employment prior to participation. On December 31, 2004, the Board of Directors terminated the Corporation’s 1995 Employee Stock Option Plan, as 678,227 of the 700,000 shares authorized under that Plan had been issued. During the last purchase period of the 1995 Employee Stock Purchase Plan, 93 employees participated in that Plan.

The Board of Directors believes that the approval of the 2005 Plan, which provides for 1,000,000 shares of common stock available for issuance, is therefore necessary to allow the Corporation to continue to offer this program to its employees and to permit the Corporation’s employees to participate at historic levels. Based on the Corporation’s recent stock price and recent participation in this plan by employees, the Board of Directors believes that by approving the amendment there will be a sufficient number of shares of common stock authorized for issuance under the Purchase Plan to maintain current levels of participation until

December 31, 2014. An affirmative majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Purchase Plan. The full text of the Purchase Plan is attached to this Proxy Statement as Appendix D.

A summary of the Purchase Plan is set forth below.

The Purchase Plan

The Purchase Plan will provide that the aggregate number of shares available for issuance thereunder shall be 1,000,000 shares of common stock. Shares of common stock will be issued pursuant to the exercise of nontransferable options granted to participating employees.

The Purchase Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Corporation whose customary employment is 20 hours or more per week and more than five months in any calendar year and who have completed at least one year of employment are eligible to participate in the Purchase Plan. Employees who own five percent or more of the Corporation’s common stock and directors who are not employees of the Corporation may not participate in the Purchase Plan. To participate in the Purchase Plan, an employee must authorize the Corporation to deduct an amount (not less than one percent nor more than five percent of a participant’s total cash compensation, exclusive of bonuses) from his or her pay during six-month periods commencing on January 1 and July 1 of each year (each a “Plan Period”), but in no case shall an employee be entitled to purchase more than 1,000 shares in any Plan Period. The exercise price for the option for each Plan Period is 85% of the lesser of the closing market price of the common stock on the first or last business day of the Plan Period. If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions will be refunded. An employee’s rights under the Purchase Plan terminate upon his or her voluntary withdrawal from the plan at any time or upon termination of employment.

United States Federal Income Tax Consequences.

The following discussion of United States federal income tax consequences of the issuance and exercise of options granted under the Purchase Plan is based upon the provisions of the “Internal Revenue Code of 1986, as amended (the “Code”)” as in effect on the date of this proxy statement, current regulations, and existing administrative rulings of the Internal Revenue Service, all of which are subject to change (perhaps with retroactive effect). It is not intended to be a complete discussion of all of the United States federal income tax consequences of employee stock purchase plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state, and local tax consequences that are not discussed herein. The following general rules are currently applicable under United States federal income tax law to options granted under the Corporation’s Purchase Plan:

1.  The amounts deducted from an employee’s pay under the Purchase Plan will be included in the employee’s compensation subject to federal income tax. Generally, no additional income will be recognized by the employee either at the time options are granted pursuant to the Purchase Plan or at the time the employee purchases shares of common stock pursuant to the Purchase Plan.

2.  If the employee disposes of shares of common stock purchased pursuant to the Purchase Plan more than two years after the first business day of the Plan Period in which the employee acquired the shares of common stock, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of: (a) the excess, if any, of the fair market value of the shares of common stock at the time of disposition over the amount the employee paid for the shares of common stock, or (b) 15% of the fair market value of the shares of common stock on the first business day of the Plan Period. In addition, the employee generally will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee’s tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income).

3.  If the employee disposes of shares of common stock purchased pursuant to the Purchase Plan within two years after the first business day of the Plan Period in which the employee acquired the shares of common stock, then upon such disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of common stock on the last business day of the Plan Period over the amount the employee paid for the shares of common stock. In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee’s tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee’s holding period for the shares of common stock exceeds one year. The purchase date for the shares of common stock begins the holding period for determining whether the gain or loss realized is short- or long-term.

4.  If the employee disposes of shares of common stock purchased pursuant to the Purchase Plan more than two years after the first business day of the Plan Period in which the employee acquired the shares of common stock, the Corporation will not be entitled to any federal income tax deduction with respect to the options or the shares of common stock issued upon their exercise. If the employee disposes of such shares of common stock prior to the expiration of this two-year holding period, the Corporation generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition, provided the Corporation reports the income on a timely provided and filed W-2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
APPROVAL OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information regarding the ownership of outstanding shares of Common Stock by (i) each person who, to the knowledge of the Corporation, beneficially owns more than 5% of the outstanding shares of Common Stock, (ii) each director or nominee for director of the Corporation, (iii) each Named Executive Officer (as defined under “Compensation and Other Information Concerning Named Executive Officers”) and (iv) all directors and nominees for director and Named Executive Officers as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of TranSwitch Corporation, Three Enterprise Drive, Shelton, Connecticut 06484 and has sole voting and investing power with respect to all shares of Common Stock owned.

Five Percent Stockholders, Directors, and Named Executive Officers	Shares Beneficially Owned (1)	Percent of Class (2)
Michael H. Steinhardt (3) 650 Madison Avenue, 17th Floor New York, NY 10022	7,975,496	7.71%
Herbert Chen (4) Chen Capital Management, Inc. 237 Park Avenue, Suite 9117 New York, NY 10017	6,575,028	6.35%
Capital Group International, Inc. (5) 333 South Hope Street Los Angeles, CA 90071-1406	6,250,850	6.04%
Dr. Santanu Das (6)	3,512,548	3.39%
Mr. Peter J. Tallian (7)	742,493	*
Mr. Alfred F. Boschulte (8)	187,587	*
Dr. Hagen Hultzsch (9)	102,100	*
Mr. Gerald F. Montry (10)	338,754	*
Mr. James M. Pagos (11)	244,952	*
Dr. Albert E. Paladino (12)	270,548	*
Mr. Erik H. van der Kaay (13)	225,952	*
All directors and executive officers as a group (8 persons)(14)	5,624,934	5.44%

*	Less than 1% of the outstanding Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date (“Presently Exercisable Securities”) are deemed outstanding for computing the percentage held by each person or entity listed, but are not deemed outstanding for computing the percentage of any other person or entity.

(2)	Percentage of beneficial ownership is based on 103,498,761 shares of Common Stock outstanding as of the Record Date.

(3)	In calculating the beneficial ownership of this entity, the Corporation has relied upon the Schedule 13G, as amended, filed by this entity with the SEC on March 24, 2005.

(4)	In calculating the beneficial ownership of this entity, the Corporation has relied upon the Schedule 13D, as amended, filed by this entity with the SEC on February 10, 2005.

(5)	In calculating the beneficial ownership of this entity, the Corporation has relied upon the Schedule 13G, as amended, filed by this entity with the SEC on February 11, 2005.

(6)	Consists of 160,266 shares owned and 3,352,282 shares issuable upon exercise of Presently Exercisable Securities.

(7)	Consists of 2,500 shares owned and 739,993 shares issuable upon exercise of Presently Exercisable Securities.

(8)	Consists of 63,787 shares owned and 123,800 shares issuable upon exercise of Presently Exercisable Securities.

(9)	Consists of 2,000 shares owned and 100,100 shares issuable upon exercise of Presently Exercisable Securities.

(10)	Consists of 171,679 shares owned and 167,075 shares issuable upon exercise of Presently Exercisable Securities.

(11)	Consists of 65,002 shares owned and 179,950 shares issuable upon exercise of Presently Exercisable Securities.

(12)	Consists of 97,642 shares owned and 172,906 shares issuable upon exercise of Presently Exercisable Securities.

(13)	Consists of 35,102 shares owned and 190,850 shares issuable upon exercise of Presently Exercisable Securities.

(14)	Consists of 497,152 shares owned and 5,026,954 shares issuable upon exercise of Presently Exercisable Securities.

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Named Executive Officers

Listed below are the Corporation’s Named Executive Officers and their respective backgrounds, excluding Dr. Santanu Das who is listed under the “Nominee” section of “Proposal No. 1: Election of Directors” in this Proxy Statement.

Mr. Peter J. Tallian (age 47), Senior Vice President, Chief Financial Officer and Treasurer. Prior to joining the Corporation in February 2001, Mr. Tallian held the position of Executive Vice President and Chief Financial Officer of Metavante Corporation, a wholly owned subsidiary of M&I Corporation and an outsourcing, business e-commerce, professional services and software provider to banks and financial institutions worldwide, since 1995. Previously, Mr. Tallian held various positions in finance with IBM Corporation from 1982 to 1995.

Executive Compensation

Summary Compensation. The following table sets forth the compensation earned by the Corporation’s Chief Executive Officer and each of the other executive officers designated “Named Executive Officers” by the Corporation (collectively, the “Named Executive Officers”) for services rendered in all capacities to the Corporation for the fiscal years ended December 31, 2004, 2003 and 2002.

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options	All Other Compensation
Dr. Santanu Das President, Chief Executive Officer and Chairman of the Board of Directors	2004 2003 2002	$345,833 $300,000 $300,000	$50,500 — —	330,600 395,400 318,000	$ $ $	9,931 15,780 7,445	(1) (2) (3)

Mr. Peter J. Tallian Senior Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	$212,500 $212,500 $212,500	$30,000 $30,000 —	154,800 161,500 84,860	$ $ $	7,341 6,840 5,836	(4) (5) (6)

(1)	Includes $6,500 contributed to defined contribution plans, and $3,431 in premiums paid with respect to term life insurance on behalf of Dr. Das.
(2)	Includes $6,000 contributed to defined contribution plans, and $9,780 in premiums paid with respect to term life insurance on behalf of Dr. Das.
(3)	Includes $6,000 contributed to defined contribution plans, and $1,445 in premiums paid with respect to term life insurance on behalf of Dr. Das.
(4)	Includes $6,375 contributed to defined contributions plans and $966 in premiums paid with respect to term life insurance on behalf of Mr. Tallian.
(5)	Includes $6,000 contributed to defined contributions plans and $840 in premiums paid with respect to term life insurance on behalf of Mr. Tallian.
(6)	Includes $5,500 contributed to defined contributions plans and $336 in premiums paid with respect to term life insurance on behalf of Mr. Tallian.

Option Grants.  The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 2004 under the Corporation’s Third Amended and Restated 1995 Stock Plan to the Named Executive Officers.

Option Grants in 2004

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year (4)	Exercise Price ($/ Share)(5)	Expiration Date	5%	10%
Dr. Santanu Das	91,000 30,000 50,000 29,250 48,750 3,125 21,875 28,300 28,300	(3) (3) (3) (3) (3) (2) (2) (3) (3)	2.21% 0.73% 1.22% 0.71% 1.19% 0.08% 0.53% 0.69% 0.69%	$3.39 $1.55 $1.55 $1.50 $1.50 $1.50 $1.50 $1.28 $1.28	01/15/11 05/20/11 05/20/11 08/05/11 08/05/11 08/05/11 08/05/11 10/14/11 10/14/11	$125,586 $29,244 $48,739 $28,069 $46,782 $1,952 $13,666 $22,781 $22,781	$292,670 $74,109 $123,515 $70,684 $117,807 $4,508 $31,556 $57,732 $57,732

Mr. Peter J. Tallian	34,200 11,250 18,750 10,986 18,314 5,000 35,000 10,649 10,651	(3) (3) (3) (3) (3) (2) (2) (3) (3)	0.83% 0.27% 0.46% 0.27% 0.45% 0.12% 0.85% 0.26% 0.26%	$3.39 $1.55 $1.55 $1.50 $1.50 $1.50 $1.50 $1.28 $1.28	01/15/11 05/20/11 05/20/11 08/05/11 08/05/11 08/05/11 08/05/11 10/14/11 10/14/11	$47,198 $10,966 $18,277 $10,543 $17,575 $3,124 $21,865 $8,572 $8,573	$109,992 $27,791 $46,318 $26,548 $44,257 $7,213 $50,490 $21,724 $21,728

(1)	The potential realizable value is calculated based on the term of the option at the time of grant, which is 7 years. Stock price appreciation of 5% and 10% is based on the fair market value at the time of grant and assumes that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price, pursuant to rules promulgated by the SEC. The potential realizable value does not represent the Corporation’s prediction of its stock price performance. This table does not take into account any appreciation or depreciation in the fair value of the Common Stock from the date of grant to date. There can be no assurance that the actual stock price appreciation over the 7-year option term will be at the assumed 5% and 10% levels or at any other defined level.
(2)	These options have terms of 7 years from the date of grant and become exercisable over two years at the rate of 12.5% each three month period until such options are fully exercisable.
(3)	These options have a term of 7 years from the date of grant and become exercisable over one year at a rate of 50% on the grant date and 50% in one year.
(4)	Options to purchase a total of 4,110,550 shares of Common Stock were granted in fiscal year ended December 31, 2004 to employees (including the Named Executive Officers), under the Corporation’s Third Amended and Restated 1995 Stock Plan and the 2000 Stock Option Plan.
(5)	The exercise price was the fair market value of a share of the Corporation’s Common Stock at the time of grant as determined in accordance with the Corporation’s Third Amended and Restated 1995 Stock Plan. The exercise price may be paid in cash or in shares of the Corporation’s Common Stock valued at fair market value on the exercise date.

Option Exercises and Unexercised Option Holdings.  The following table sets forth certain information concerning option exercises and unexercised stock options held as of December 31, 2004 by each of the Named Executive Officers:

Aggregated Option Exercises and Year End Option Values

			Number of Securities Underlying Unexercised In-the-Money Options at Year End		Value of Unexercised In-the-Money Options at Year End (2)
Name	Shares Acquired on Exercise	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Santanu Das	—	—	329,814	86,675	$153,737	$11,868
Mr. Peter J. Tallian	—	—	130,694	55,766	$52,843	$6,508

(1)	Calculated as the difference between the fair market value of the underlying securities at the exercise date of the underlying options and the aggregate exercise price.
(2)	Value is based on the difference between the option exercise price and the fair market value of the Corporation’s Common Stock on December 31, 2004, multiplied by the number of shares of Common Stock underlying the options.

Employment Agreements.  None of the Named Executive Officers has a long-term employment agreement with the Corporation. The Corporation may terminate the employment of each of the Named Executive Officers at any time.

Change in Control and Severance Information for Dr. Santanu Das.  To help retain the continued services of Dr. Das, the Corporation entered into a Severance Agreement on September 12, 1997 with Dr. Das that provides for a severance payment equal to his then-current annual base salary and the highest annual bonus paid to him over the preceding five (5) years if the Corporation terminates his employment other than for cause or if Dr. Das resigns from his position due to a substantial reduction in his responsibility or authority. The Corporation also entered into an Executive Agreement with Dr. Das on September 12, 1997, which provides for severance payments equal to his then-current annual base salary and the highest annual bonus paid to him during the previous five (5) years in the event of a termination without cause within twelve (12) months of a change in control of the Corporation. In the event that Dr. Das is entitled to payments under both agreements, the maximum amount payable to him shall not exceed the greater of the maximum amount due under either agreement.

Change in Control and Severance Information for Mr. Tallian.  If the Corporation, for any reason other than cause, terminates Mr. Tallian he will receive a separation payment of six (6) months salary following his date of separation. Alternatively, if the Corporation terminates Mr. Tallian’s employment without cause within twelve (12) months of a change in control, Mr. Tallian will receive a severance payment equal to six (6) months’ salary and fifty percent (50%) of the highest annual bonus paid to him over the preceding five (5) years. Should Mr. Tallian voluntarily terminate his employment, he would be obligated to notify the Corporation, in writing, one month in advance, and he would not be entitled to any separation benefit.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004 with respect to shares of the Corporation’s Common Stock that may be issued under the Corporation’s existing equity compensation plans, including the Corporation’s 1995 Third Amended and Restated Stock Plan (the “1995 Plan”), and the Corporation’s 2000 Stock Option Plan (the “2000 Plan”), as well as the 1995 Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”), which terminates on April 11, 2005, as well as the 1995 Stock Plan of Alacrity Communications, Inc. and the 1999 Stock Incentive Plan of Onex Communications Corporation. No shares may be issued under the Corporation’s 1995 Employee Stock Purchase Plan, which was terminated in 2004, and no purchase rights have been granted under the 2005 Employee Stock Purchase Plan, which is presented to the stockholders for approval at the 2005 Annual Meeting.

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (A)
Equity Compensation Plans Approved by Stockholders (1)	18,221,181	$8.48	3,918,044
Equity Compensation Plans Not Approved by Stockholders (2)	7,272,269	12.01	2,351,137
Total	25,493,450	$9.49	6,269,181

(1)	Consists of the 1995 Plan, the Director Plan, and the assumed Onex Plan. No additional options may be granted under the assumed plans.
(2)	Consists of the 2000 Plan.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

During fiscal year ended December 31, 2004, the Compensation Committee of the Board of Directors consisted of Dr. Albert E. Paladino (Chairman), Messrs. Alfred F. Boschulte, Erik H. van der Kaay, and Gerald F. Montry. The Compensation Committee reviews and evaluates the compensation and benefits of all executive officers of the Corporation, reviews general policy matters relating to compensation and benefits of employees of the Corporation and administers the Corporation’s Third Amended and Restated 1995 Stock Plan, the 1995 Non-Employee Director Stock Option Plan, and the 2000 Stock Option Plan, and, until its termination in 2004, the 1995 Employee Stock Purchase Plan. In addition, the Compensation Committee will administer the 2005 Employee Stock Purchase Plan, if approved by the Stockholders at the 2005 Annual Meeting. The Compensation Committee met eight times in 2004, six times in person and twice via conference call.

Compensation Philosophy and Review

The Corporation’s executive compensation program established by the Compensation Committee is designed to provide levels of compensation to assist the Corporation in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance. The Compensation Committee strives to establish performance criteria, evaluate performance and establish base salary, annual bonuses and long-term incentives for the Corporation’s key decision makers based upon performance and to provide appropriate incentives for maximization of the Corporation’s short- and long-term financial results for the benefit of the Corporation’s stockholders.

Elements of Executive Officer Compensation

To meet its objectives, the Compensation Committee has chosen three basic components of the Corporation’s executive compensation program in order for such program to meet the Corporation’s compensation philosophy. First, base salaries, the fixed regular component of executive compensation, are based upon (i) base salary levels among a competitive peer group, (ii) the Corporation’s past financial performance and future expectations, (iii) the general and industry-specific business environment, and (iv) individual performance. Second, annual bonuses, which are directly linked to the Corporation’s yearly financial and non-financial performance, are designed to provide additional cash compensation based on short-term performance of certain key employees. Third, stock option grants, under the long-term component of executive compensation, are designed to provide performance incentives to and reward executive officers and key employees for delivering value to the Corporation’s stockholders over a longer, measurable period of time. Historically, the Corporation has used the grant of stock options that vest over some measurable period of time to accomplish this objective.

Dr. Santanu Das is the President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation. His performance for the fiscal year ended December 31, 2004 was evaluated on the basis of the factors described above applicable to executive officers generally. His base salary was based on a number of factors, including the base salaries of executives performing similar functions for peer companies. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the Corporation’s financial performance, the continued introduction and commercialization of new products and progress toward achieving business goals, as well as the achievement by Dr. Das of other non-financial goals. In assessing Dr. Das’ performance for fiscal year ended December 31, 2004, the Compensation Committee took into account the degree to which the financial and non-financial goals on which his compensation was based had been achieved. Dr. Das received a salary increase of $50,000 and a bonus of $50,500 during the year ended December 31, 2004. In 2002, Dr. Das’ salary was reduced by $75,000 compared to that of 2001, and no bonus was granted in 2002 or 2003.

Policy on Deductibility of Compensation

In general, under Section 162 (m) of the Internal Revenue Code of 1986, as amended (“Code”), the Corporation cannot deduct, for United States federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162 (m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162 (m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162 (m) of the Code.

Submitted by the Compensation Committee of the Corporation’s Board of Directors,

Dr. Albert E. Paladino (Chairman)
Mr. Alfred F. Boschulte
Mr. Gerald F. Montry
Mr. Erik H. van der Kaay

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee consists of Messrs. Gerald F. Montry, Erik H. van der Kaay, James M. Pagos and Dr. Hagen Hultzsch, each of whom are independent within the meaning of the Corporation’s director independence standards and the director independence standards of The Nasdaq Stock Market Inc.. That is, the Board of Directors has determined that none of the committee members has a relationship to the Corporation that may interfere with his independence from the Corporation and its management. The Audit and Finance Committee believes that each of its members is financially sophisticated and is able to read and understand the consolidated financial statements of the Corporation. Mr. Montry, who serves as Chairman of the Audit and Finance Committee, is an “audit committee financial expert” as defined in SEC rules.

The Audit and Finance Committee, oversees the Corporation’s accounting and financial functions, including matters relating to the appointment and activities of the Corporation’s independent auditors. The Audit and Finance Committee regularly discusses with management and the independent auditors the financial information developed by the Corporation, the Corporation’s systems of internal controls and its audit process. Each fiscal year the Audit and Finance Committee appoints the independent auditors and reviews periodically the auditors’ performance and independence from management. The Audit and Finance Committee met with the independent auditors (both with and without the presence of the Corporation’s management) to review and discuss the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, including various matters pertaining to the audit, such as the Corporation’s consolidated financial statements, the report of the independent auditors on the results, scope and terms of their work, and their assessment and recommendations concerning the financial practices, controls, procedures and policies employed by the Corporation.

The Board of Directors has adopted a written charter for the Audit and Finance Committee setting out the audit related functions the Committee is to perform, which is reviewed on an annual basis. This year, the Audit and Finance Committee reviewed the Corporation’s audited consolidated financial statements and met with both management and KPMG LLP, the Corporation’s independent auditors, to discuss those consolidated financial statements. Management has represented to the Audit and Finance Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit and Finance Committee has received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit and Finance Committee also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

Based on these reviews and discussions, the Audit and Finance Committee recommended to the Board of Directors that the Corporation’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Submitted by the Audit and Finance Committee of the Corporation’s Board of Directors,

Mr. Gerald F. Montry (Chairman)
Mr. Erik H. van der Kaay
Mr. James M. Pagos
Dr. Hagen Hultzsch

Change in the Corporation’s Independent Auditors

On April 1, 2005, the Audit and Finance Committee (the “Audit Committee”) of the Board of Directors of TranSwitch Corporation (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s principal accountants. The Company’s Audit Committee has engaged UHY LLP (“UHY”) to serve as the Company’s principal accountants.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2004 and 2003 and management’s assessment of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2004 and 2003 contained a separate paragraph stating that “the Company changed its method of computing depreciation during 2003.”

In connection with the audits of the two years ended December 31, 2004 and 2003, and the subsequent interim period through April 1, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the consolidated financial statements for such fiscal years. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “Commission”) for the fiscal years ended December 31, 2004 and 2003 and through the date of this report.

During the years ended December 31, 2004 and December 31, 2003, and the subsequent interim period through April 1, 2005, the Company did not consult with UHY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Reguation S-K).

Information About the Corporation’s Independent Auditors

KPMG LLP, or its predecessors, have audited the Corporation’s consolidated financial statements since 1992. As the Corporation’s independent auditors, UHY LLP will audit its consolidated financial statements for fiscal 2005 and perform audit-related services and consultation in connection with various accounting and financial reporting matters. UHY LLP also performs certain non-audit services that are permitted under the Sarbanes-Oxley Act and related rules of the SEC for the Corporation. The Audit and Finance Committee has determined that the provision of the audit-related and permitted non-audit services provided by UHY LLP is compatible with maintaining UHY LLP’s independence in the conduct of its auditing functions pursuant to the auditor independence rules of the SEC.

KPMG LLP will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Corporation’s annual financial statements and review of the interim financial statements included in the Corporation’s Forms 10-Q, including services related thereto, and the audit of internal controls in 2004 were $643,155 for the fiscal year ended December 31, 2004 and $254,576 for the fiscal year ended December 31, 2003.

Audit-Related Fees

The aggregate fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not reported as “Audit Fees,” including the audit of financial statements of an employee benefit plan, review of registration statements, issuance of consents, review of internal controls at certain foreign subsidiaries and reporting matters not classified as audit, were $19,000 for the fiscal year ended December 31, 2004, and and $274,951 for the fiscal year ended December 31, 2003.

Tax Fees

The aggregate fees billed by KPMG LLP for professional services rendered for tax compliance, tax advice and tax planning were $132,940 for the fiscal year ended December 31, 2004 and $285,152 for the fiscal year ended December 31, 2003. The services comprising the fees reported as “Tax Fees” included tax return preparation in various foreign jurisdictions, review of registration statements, consultation regarding various tax issues and support provided to management in connection with income and other tax audits.

All Other Fees

There were no fees billed by KPMG LLP for products and services other than those described above for the fiscal year ended December 31, 2004 or for the fiscal year ended December 31, 2003.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by the Corporation’s independent auditor must be approved in advance by the Audit and Finance Committee. As permitted by the SEC’s rules, the Audit and Finance Committee has authorized its Chairman to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit and Finance Committee at its next meeting.

As early as practicable in each fiscal year, the independent auditor provides to the Audit and Finance Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit and Finance Committee may request. The Audit and Finance Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.

A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit and Finance Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit and Finance Committee may request. The Audit and Finance Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. The services characterized above as audit-related, tax and all other, were pre-approved prior to being billed pursuant to these provisions in fiscal 2004 and fiscal 2003.

STOCK PERFORMANCE GRAPH

The following performance graph compares the percentage change in the cumulative total stockholder return on the Corporation’s Common Stock during the period from December 31, 1999 through December 31, 2004, with the cumulative total return on (i) a group consisting of 175 corporations in the Corporation’s Standard Industrial Classification (SIC) Code 3674—Semiconductors and Related Devices (the “SIC Code 3674 Index”) and (ii) the Nasdaq Composite Index (Total Return) (the “Nasdaq Composite Index”). The comparison assumes $100 was invested on December 31, 1999 in the Corporation’s Common Stock, the SIC Code 3674 Index and the Nasdaq Composite Index and assumes reinvestment of dividends, if any.

CUMULATIVE 5-YEAR TOTAL RETURN
AMONG TRANSWITCH CORPORATION
NASDAQ MARKET INDEX AND SIC CODE INDEX

Assumes $100 invested on December 31, 1999
Assumes Dividend Reinvestment

FISCAL YEAR ENDED DECEMBER 31,

	1999 (%)	2000 (%)	2001 (%)	2002 (%)	2003 (%)	2004 (%)
The Corporation’s Common Stock	100.00	161.68	18.60	2.85	9.50	6.36
SIC Code 3674 Index	100.00	74.30	60.30	28.37	53.39	40.86
Nasdaq Market Index	100.00	62.85	50.10	34.95	52.55	56.97

*	As adjusted to reflect a three-for-two stock split in the form of a dividend on June 3, 1999, a three-for-two stock split in the form of a dividend on January 11, 2000 and a two-for-one stock split in the form of a dividend on August 10, 2000.

INDEMNIFICATION MATTERS

The Corporation has entered into indemnification agreements with each of its Directors and Named Executive Officers. These agreements require the Corporation to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Corporation.

The Corporation has purchased primary directors’ and officers’ liability insurance from National Union Fire, ACE, Twin City Fire, and X.L. Insurance covering all of the Corporation’s Directors and Named Executive Officers at an annual premium cost of $1,085,393. The Corporation has also purchased directors’ and officers’ liability insurance for prior years from X.L. Insurance Corporation of New York covering all of the Corporation’s Directors and Named Executive Officers at an annual premium cost of $130,000. The aggregate annual premium cost for directors’ and officers’ liability insurance was $1,215,393.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL STOCKHOLDERS MEETING

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation’s principal executive offices not later than December 9, 2005 and not before November 10, 2005. Notice should be sent to the attention of the Secretary of the Corporation and must contain specific information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In order to curtail controversy as to the date on which a proposal will be marked as received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s Directors, Named Executive Officers and holders of more than 10% of the Corporation’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation’s Common Stock. Such persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to fiscal 2004 and written representations from certain Reporting Persons, the Corporation believes that directors, named executive officers and all other Reporting Persons complied with all Section 16(a) filing requirements in fiscal 2004.

OTHER MATTERS

The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares of Common Stock represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgement of the persons named as attorneys in the proxies.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TranSwich Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:	That, at a meeting of the Board of Directors held on , 200 , the Board of Directors of TranSwitch Corporation (the “Corporation”) duly and validly adopted the following resolution:
RESOLVED:
That a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Amendment”), effecting a change in Article FOURTH thereof so that said Article FOURTH shall be amended as set forth in Exhibit A hereto, as recommended to the stockholders of the Corporation for their consideration and approval as being in the best interests of the Corporation.

SECOND:
That the stockholders of the Corporation duly adopted such resolution at the Annual Meeting of Stockholders held on May , 2005, in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

	THIRD:	That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said TranSwitch Corporation, has caused this certificate to be executed by Dr. Santanu Das, its President, Chief Executive Officer and Chairman, and attested to by Peter J. Tallian, its Senior Vice President, Chief Financial Officer and Treasurer, on this            day of     , 200 .

TRANSWITCH CORPORATION

By:	Name: Dr. Santanu Das Title: President, Chief Executive Officer and Chairman of the Board

ATTEST:

By:	Name: Peter J. Tallian Title: Senior Vice President, Chief Financial Officer and Treasurer

A-1

Exhibit A

The first paragraph of Article FOURTH shall be deleted in its entirety and replaced with the following two paragraphs:

Effective upon the filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Date”), each [TWO (2) UP THROUGH TWENTY (20)] shares of Common Stock, $.001 par value per share (the “Old Common Stock”), then issued and outstanding or held in the treasury of the Corporation at the close of business on the Effective Date shall automatically be combined into one (1) share of Common Stock, $.001 par value per share (the “New Common Stock”), of the Corporation without any further action by the holders of such shares of Old Common Stock (and any fractional shares resulting from such exchange will not be issued but will be paid out in cash equal to such fraction multiplied by the closing trading price of the Corporation’s Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market, as the case may be, on the trading day immediately before the Effective Date). Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Common Stock (as defined below).

The total number of shares of all classes of capital stock, which the Corporation shall have the authority to issue, is 301,000,000 shares, consisting of 300,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and 1,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

A-2

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DESIGNATION
OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF

TRANSWITCH CORPORATION

(Pursuant to Section 151 of the
Delaware General Corporation Law)

TranSwitch Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

FIRST:    That a Certificate of Designation of Series A Junior Participating Preferred Stock was originally filed with the Secretary of State of the State of Delaware on October 1, 2001.

SECOND:    That no shares of Series A Junior Participating Preferred Stock have been issued as of the date of this Certificate of Amendment of Certificate of Designation.

THIRD:    That, at a meeting of the Board of Directors held on , 200 , of the Board of Directors of the Corporation duly and validly adopted the following resolutions:

RESOLVED:
That the designation and amount, and relative rights, preferences, voting powers and other special rights of the shares of the Corporation’s Series A Junior Participating Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be amended and restated as set forth in Exhibit B attached hereto.

RESOLVED:
That the President, Chief Financial Officer or any Vice President and the Secretary or any Assistant Secretary of the Corporation be, and they hereby are, authorized and directed, in the name and on behalf of the Corporation, to file the Certificate of Amendment of Certificate of Designation in accordance with the provisions of Delaware General Corporation Law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

FOURTH:    That the aforesaid resolutions were duly and validly adopted in accordance with the applicable provisions of Section 151 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-Laws of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Designation to be executed by Dr. Santanu Das, its President, Chief Executive Officer and Chairman of the Board, this day            of     , 200 .

TRANSWITCH CORPORATION

By:	Dr. Santanu Das President, Chief Executive Officer and Chairman of the Board

Exhibit B

Section 1.  Designation and Amount. The shares of this series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Junior Preferred Stock shall be [ONE HUNDRED THOUSAND (100,000) DIVIDED BY TWO (2) UP THROUGH TWENTY (20)]. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Preferred Stock.

Section 2.  Dividends and Distributions.

(a)  Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate per share amount of all cash dividends, and [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)  The Corporation shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(c)  Dividends due pursuant to paragraph (a) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred

Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights. The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:

(a)  Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Preferred Stock shall entitle the holder thereof to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)  Except as otherwise provided in the Certificate of Incorporation, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)  Except as set forth herein, or as otherwise required by law, holders of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

(a)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)  declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock;

(ii)  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Junior Preferred Stock.

(b)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Reacquired Shares. Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of

Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Restated Certificate of Incorporation, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

Section 6.  Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation the holders of shares of Series A Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  Amendment. The Restated Certificate of Incorporation shall not be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Preferred Stock, voting together as a single class.

Section 9.  Rank. The Series A Junior Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.

APPENDIX C

THIRD AMENDED AND RESTATED
1995 STOCK PLAN
[as amended through March 1, 2005]

PROPOSED AMENDMENTS SHOWN IN BOLD FACE

1.  PURPOSE. The purpose of the TranSwitch Corporation Third Amended and Restated 1995 Stock Plan (the “Plan”) is to encourage key employees of TranSwitch Corporation (the “Company”) and of any present or future parent or subsidiary of the Company (collectively, “Related Corporations”) and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as “incentive stock options” (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) the grant of options which do not qualify as ISOs (“Non-Qualified Options”); (c) awards of stock in the Company (“Awards”); and (d) opportunities to make direct purchases of stock in the Company (“Purchases”). Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options.” Options, Awards and authorizations to make Purchases are referred to hereafter collectively as “Stock Rights.” As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation,” respectively, as those terms are defined in Section 424 of the Code.

2.  ADMINISTRATION OF THE PLAN.

A) BOARD OR COMMITTEE ADMINISTRATION.  The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee appointed by the Board (the “Committee”); provided that the Plan shall be administered: (i) to the extent required by applicable regulations under Section 162(m) of the Code, by two or more “outside directors” (as defined in applicable regulations thereunder) and (ii) to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor provision (“Rule 16b-3”), by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

B) COMMITTEE ACTIONS.  The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

C) GRANT OF STOCK RIGHTS TO BOARD MEMBERS.  Subject to the provisions of the first sentence of paragraph 2(A) above, if applicable, Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of Paragraph 2(A) above, members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

3.  ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient’s individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

4.  STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.001 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 31,400,000, subject to adjustment as provided in paragraph 13. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares of Common Stock subject to such Stock Right shall again be available for grants of Stock Rights under the Plan.

No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 6,292,800 of shares of Common Stock under the Plan. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

5.  GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after April 11, 1995 and prior to April 11, 2005 [March 15, 2010]. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. Options granted under the Plan are intended to qualify as performance-based compensation to the extent required under Proposed Treasury Regulation Section 1.162-27.

6.  MINIMUM OPTION PRICE; ISO LIMITATIONS.

A) PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES.  The exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized. Non-Qualified Options granted under the Plan, with an exercise price less than the fair market value per share of Common Stock on the date of grant, and Awards and

Purchases under the Plan with a purchase price per share less than the fair market value per share of Common Stock on the date of grant or authorization, as applicable, are intended to qualify as performance-based compensation under Section 162(m) of the Code and any applicable regulations thereunder. Any such Non-Qualified Options granted under the Plan or Awards made or Purchases authorized under the Plan shall be exercisable or issued, as the case may be, only upon the attainment of a pre-established, objective performance goal established by the Committee. If the Committee grants Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock on the date of grant, or makes Awards or authorizes Purchases under the Plan with a purchase price per share less than the fair market value per share of Common Stock on the date of grant or authorization, as applicable, such grant or authorization will be submitted for, and will be contingent upon, shareholder approval.

B) PRICE FOR ISOS.  The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

C) $100,000 ANNUAL LIMITATION ON ISO VESTING.  Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

D) DETERMINATION OF FAIR MARKET VALUE.  If, at the time an Option is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, “fair market value” shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

7.  OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) seven years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

8.  EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

A) VESTING.  The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

B) FULL VESTING OF INSTALLMENTS.  Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

C) PARTIAL EXERCISE.  Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

D) ACCELERATION OF VESTING.  The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

9.  TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) ninety (90) days after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee’s right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

10.  DEATH; DISABILITY.

A) DEATH.  If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee’s death.

B) DISABILITY.  If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee’s employment. For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code or any successor statute.

11.  ASSIGNABILITY. No Stock Right shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Stock Right shall be exercisable only by such grantee.

12.  TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non- Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13.  ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee’s rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

A) STOCK DIVIDENDS AND STOCK SPLITS.  If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

B) CONSOLIDATIONS OR MERGERS.  If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

C) RECAPITALIZATION OR REORGANIZATION.  In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

D) MODIFICATION OF ISOS.  Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

E) DISSOLUTION OR LIQUIDATION.  In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

F) ISSUANCES OF SECURITIES.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

G) FRACTIONAL SHARES.  No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

H) ADJUSTMENTS.  Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

Notwithstanding any other provision contained in this paragraph 13 or otherwise in the Plan, the Committee or the Board shall not make any discretionary adjustment to the exercise price or purchase price per share under any Stock Rights which is not specifically authorized under subparagraphs A, B or C above, with or without the consent of the holders of any Option, unless such adjustment has been approved, in a writing or at a meeting thereof, by the holders of a majority of the outstanding shares of the Company’s Common Stock.

14.  MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

15.  TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on April 11, 1995, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to April 11, 1996, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on April 11, 2005 [March 15, 2010] (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee’s consent, under any Option previously granted to such grantee.

16.  CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS. The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price, subject to paragraph 13 hereof, of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non- Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

17.  APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

18.  NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.

19.  WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includable in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee’s making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee’s delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

20.  GOVERNMENTAL REGULATION. The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

21.  GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

Share numbers have been adjusted to reflect a three-for-two split in the form of a dividend on June 3, 1999, a three-for-two split in the form of a dividend on January 10, 2000, and a two-for-one split in the form of a dividend on August 10, 2000.

APPENDIX D

TRANSWITCH CORPORATION

2005 EMPLOYEE STOCK PURCHASE PLAN

Article 1 — Purpose.

This 2005 Employee Stock Purchase Plan (the “Plan”) is intended to encourage stock ownership by all Eligible Employees (as defined in Article 3) of TranSwitch Corporation (the “Company”), a Delaware corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage Eligible Employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Article 2 — Administration of the Plan.

The Plan may be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than two members of the Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors.

Article 3 —Eligible Employees.

All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year and who have completed at least one (1) year of employment (each an “Eligible Employee”) shall be eligible to receive options under the Plan to purchase common stock of the Company, and all Eligible Employees shall have the same rights and privileges hereunder. Persons who are Eligible Employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become Eligible Employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to Eligible Employeess under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the stock attribution rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4 — Stock Subject to the Plan.

The stock subject to the options under the Plan shall be shares of the Company’s authorized but unissued common stock, par value $.001 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 1,000,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5 — Payment Period and Stock Options.

The first Payment Period during which Eligible Employee’s payroll deductions will be accumulated under the Plan shall commence on July 1, 2005 and shall end on December 31, 2005. For the remainder of the duration of the Plan, Payment Periods shall consist of the six-month periods commencing on January 1 and ending on June 30 and commencing on July 1 and ending on December 31 of each calendar year.

Twice each year, on the first business day of each Payment Period, the Company will grant to each Eligible Employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 1,000 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant’s accumulated payroll deductions on the last day of such Payment Period. If the participant’s accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 1,000 shares except for the 1,000-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 1,000 shares shall be promptly refunded to the participant by the Company. In no event will interest accrue on payroll deductions or any amount refunded to the participant. The Option Price per share for each Payment Period shall be [the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to avoid fractions of a dollar other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

For purposes of the Plan, the term “average market price” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

For purposes of the Plan, the term “business day” means a day on which there is trading on the Nasdaq Stock Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the State of Connecticut.

No employee shall be granted an option which permits the employee’s right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the

Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6 — Exercise of Option.

Each Eligible Employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant’s accumulated payroll deductions on such date will pay for at the Option Price, subject to the 1,000-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant’s account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be promptly refunded to the participant by the Company without interest.

Article 7 — Authorization for Entering the Plan.

An Eligible Employee may elect to enter the Plan by filling out, signing and delivering, in manual or electronic format, to the Company an authorization:

A.	Stating the whole percentage to be deducted regularly from the employee’s pay;

B.  Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

C.  Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an Eligible Employee on the first business day of such Payment Period.

Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

The Company will accumulate and hold for each participant’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Article 8 — Maximum Amount of Payroll Deductions.

An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than five percent (5%) of the employee’s total cash compensation, including base pay or salary and any overtime, or commissions. Total cash compensation will exclude bonus payments or other incentive compensation as determined in the Company’s sole discretion.

Article 9 — Change in Payroll Deductions.

Deductions may not be increased or decreased during a Payment Period. However, a participant may withdraw in full from the Plan.

Article 10 — Withdrawal from the Plan.

An employee may withdraw from the Plan (in whole but not in part) at any time by delivering a withdrawal notice to the Company no later than ten business days prior to the last day of the Payment Period, in which case the Company will promptly refund the entire balance of the employee’s deductions not previously used to purchase stock under the Plan.

To re-enter the Plan, an Eligible Employee who has previously withdrawn must file a new authorization at least ten business days before the first day of the next Payment Period in which he or she wishes to participate. The Eligible Employee’s re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an Eligible Employee on the first business day of the Payment Period.

Article 11 — Issuance of Stock.

Certificates for stock issued to participants shall be delivered or electronic transfer will be effected as soon as practicable after each Payment Period by the Company’s transfer agent.

Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant’s authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

Article 12 — Adjustments.

Upon the happening of any of the following described events, a participant’s rights under options granted under the Plan shall be adjusted as hereinafter provided:

A.  In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

B.  In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A. and B. above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A. or B. shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a “modification” (as that term is defined in Section 424 of the Code and other interpretative guidance from the Internal Revenue Service). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant’s options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant’s accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 1,000 share limit, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13 — No Transfer or Assignment of Employee’s Rights.

An employee’s rights under the Plan are the employee’s alone and may not be transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. Any option granted under the Plan to an employee may be exercised, during the employee’s lifetime, only by the employee.

Article 14 — Termination of Employee’s Rights.

Whenever a participant ceases to be an Eligible Employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

If a participant’s payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the participant on the day the interruption occurs.

Nothing in the Plan, or the grant of a option hereunder, shall confer upon a participant any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the participant, with or without cause.

Article 15 — Termination and Amendments to Plan.

Unless terminated sooner as provided below, the Plan shall terminate on December 31, 2014. The Plan may be terminated at any time by the Company’s Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

Article 16 — Limits on Sale of Stock Purchased under the Plan.

The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

Article 17 — Participating Subsidiaries.

The term “participating subsidiary” shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 18 — Optionees Not Stockholders.

Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19—Application of Funds.

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20 — Notice to Company of Disqualifying Disposition.

By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

Article 21 —Withholding of Additional Income Taxes.

By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22 — Governmental Regulations.

The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23 — Governing Law.

The validity and construction of the Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Article 24 — Approval of Board of Directors and Stockholders of the Company.

The Plan was adopted by the Board of Directors on             , and was approved by the stockholders of the Company as of             .

TRANSWITCH CORPORATION
3 ENTERPRISE DRIVE
SHELTON, CT 06484

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to TranSwitch Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

   TRANSWITCH CORPORATION

1.	To elect a Board of Directors for the ensuing year.		For	Withhold	For All	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	Nominees:	(01) Dr. Santanu Das (02) Mr. Alfred F. Boschulte (03) Dr. Hagen Hultzsch (04) Mr. Gerald F. Montry (05) Mr. James M. Pagos (06) Dr. Albert E. Paladino (07) Mr. Erik H. van der Kaay	All	All	Except

			¡	¡	¡

Vote on Proposals						For	Against	Abstain

2.
To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation that will allow the Corporation’s Board of Directors to effect a Reverse Split (the “Reverse Split”) of the Corporation’s Common Stock $.001 par value per share, and to grant the Corporation’s Board of Directors the authority, in its sole discretion, (i) to set the ratio for the Reverse Split at up to one-for-twenty, or (ii) not to complete the Reverse Split.
						☐	☐	☐

3.	To approve an amendment to the Corporation’s Third Amended and Restated 1995 Stock Plan to extend the term of the Plan for an additional five-year period.					☐	☐	☐

4.	To approve the Corporation’s 2005 Employee Stock Purchase Plan.					☐	☐	☐

5.	To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.					☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TranSwitch Corporation
Annual Meeting of Stockholders – Thursday, May 19, 2005
Time: 10:00 am local time
Place: Shelton Courtyard by Marriott
780 Bridgeport Avenue, Shelton, Connecticut 06484

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Dr. Santanu Das and Mr. Peter J. Tallian, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of TranSwitch Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on Thursday, May 19, 2005 at the Shelton Courtyard by Marriott, 780 Bridgeport Avenue, Shelton, Connecticut 06484, and any adjournment or postponement thereof.

The stockholder(s) hereby acknowledge(s) receipt of the Proxy Statement dated April 13, 2005.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5.

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CONTINUED AND TO BE SIGNED ON REVERSE SIDE